UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

www.envisionreports.com/NL Step 1: Go to www.envisionreports.com/NL. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Online Go to www.envisionreports.com/NL or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 048FNC Important Notice Regarding the Availability of Proxy Materials for the NL Industries, Inc. Annual Meeting of Shareholders to be Held on May 14, 2026 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The NL Industries Proxy Statement and NL Industries 2025 Annual Report to Shareholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 30, 2026 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. Votes submitted electronically must be received by 11:59 p.m., ET, on May 13, 2026.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/NL. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials NL Industries, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 30, 2026. NL Industries, Inc.’s Annual Meeting of Shareholders will be held on May 14, 2026 at Three Lincoln Centre Conference Center, 5430 LBJ Freeway, Suite 350, Dallas Texas 75240-2620, at 10:00 a.m. CT. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-5: 1. Election of Directors: 01 – Loretta J. Feehan 02 – John E. Harper 03 – Kevin B. Kramer 04 – Meredith W. Mendes 05 – Cecil H. Moore, Jr. 06 – Courtney J. Riley 07 – Michael S. Simmons 08 – R. Gerald Turner 2. Nonbinding advisory vote approving named executive officer compensation. 3. To approve the Agreement and Plan of Merger between NL and its wholly owned Delaware subsidiary, NLI Holdings, Inc. (“NL-Delaware”), pursuant to which NL will merge with and into NL-Delaware for the purpose of changing NL’s state of domicile, including the approval of the Certificate of Incorporation of NL-Delaware and the change of NL’s name to NLI Holdings, Inc. (the “Reincorporation Proposal”). 4. To approve, in connection with the Reincorporation Proposal, opting out of Delaware General Corporation Law Section 203. 5. To approve one or more adjournments of the annual meeting to a later date or dates, if necessary, to permit further solicitations of proxies in the event there are not sufficient votes in favor of the Reincorporation Proposal. 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Notice of Annual Meeting of Shareholders